UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 10, 2007

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 10, 2007, American Independence Corp. issued a press release announcing results of operations for the three months ended March 31, 2007.  A copy of which is attached as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated May 10, 2007.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	May 11, 2007

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2007 FIRST QUARTER RESULTS

New York, New York, May 10, 2007.  American Independence Corp. (NASDAQ: AMIC) today reported 2007 first quarter results.

Financial Results

Net income increased 183% to $1.1 million ($.13 per share, diluted), net of a provision for income taxes of $0.6 million, for the three months ended March 31, 2007 compared to $0.4 million ($.05 per share, diluted), net of a provision for income taxes of $0.2 million, for the three months ended March 31, 2006.  Revenues amounted to $28.1 million for the three months ended March 31, 2007, compared to revenues of $19.4 million for the three months ended March 31, 2006.  As of March 31, 2007, AMIC had approximately $274 million of federal net operating loss carryforwards.  To the extent that AMIC utilizes any such carryforwards, it will not pay any income taxes, except for federal alternative minimum taxes and state income taxes. On a non-GAAP basis, the Company's income from continuing operations excluding amortization expense and Federal income tax charge related to deferred taxes for the three months ended March 31, 2007 increased 143% to $1.7 million ($.20 per share, diluted) for the first quarter of 2007, as compared to $0.7 million ($.08 per share, diluted) for the three months ended March 31, 2006.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are gratified that our first quarter results are beginning to reflect our efforts over the last few years to develop a diversified presence as the issuing carrier of multiple fully insured health insurance product lines, including small group medical and major medical for individuals and families, and to improve the profitability of our medical stop-loss block of business.”

Mr. Thung, continued, “Softness in the medical stop-loss market and reserve strengthening, primarily relating to business written in 2004, adversely affected our 2006 results.   Based on currently available information, business incepting in 2006, of which a material portion will be earned and recorded in 2007, is projected to achieve a net loss ratio that is meaningfully lower than that of business incepting in 2005, just as the net loss ratio on business incepting in 2005 was meaningfully lower than that of business incepting in 2004.  This improvement is reflected in our 2007 first quarter results, which are sequentially better by 83% than the results from the fourth quarter of 2006 and 183% better than our results from the first quarter of 2006.  We have also accelerated the diversification of our book of business by Independence American becoming the carrier for three lines of business: small group major medical, major medical for individuals and families, and medical stop-loss.  Independence American, which recently obtained a license to write business in California, is now licensed in 46 jurisdictions.  Our goal is to write and reinsure more fully insured health insurance in 2007, which will make us a stronger and more diversified company that is less susceptible to market cycles. We believe that, largely as a result of lower loss ratios and the aforementioned increase in premiums written by our insurance company, we will produce higher earnings in 2007.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.  Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the Federal income tax charge related to deferred taxes.

About American Independence Corp.

AMIC is a holding company principally engaged in employer medical stop-loss, small group major medical, major medical for individuals and families, and managed care insurance and reinsurance through Independence American Insurance Company and its managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2007

 (in Thousands Except Per Share Data)

	Three Months Ended
	March 31,
	2007	2006

Premiums earned	$24,949	$16,011
MGU fee income	2,262	2,639
Net investment income	851	759
Net realized gains (losses)	9	(10)
Other income	7	4

Revenues	28,078	19,403

Insurance benefits, claims and reserves	17,107	10,965
Selling, general and administrative expenses	8,940	7,546
Amortization and depreciation	245	191
Minority Interest	51	65

Expenses	26,343	18,767

Income before income tax	1,735	636
Provision for income tax	621	243

Net income	$1,114	$393

Basic Income Per Common Share:	$.13	$.05

Weighted average basic common shares	8,458	8,451

Diluted Income Per Common Share:	$.13	$.05

Weighted average diluted common shares	8,521	8,490

As of March 31, 2007, there were 8,457,890 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,
	2007	2006

Income from continuing operations	$1,114	$393
Amortization of intangible assets related to purchase accounting	48	116
Federal income tax charge related to deferred taxes	562	201

Income from continuing operations excluding
amortization and federal income tax charge	$1,724	$710

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.20	$.08

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.20	$.08